UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2022

OWL ROCK CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue 38th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2022 (the “Refinancing Date”), Owl Rock Capital Corporation (the “Company”) completed a $669,245,000 term debt securitization refinancing (the “CLO Refinancing”), also known as a collateralized loan obligation refinancing, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO Refinancing were issued by the Company’s consolidated subsidiary Owl Rock CLO V, LLC, a Delaware limited liability company (the “Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Refinancing was executed by the issuance of the following classes of notes pursuant to an indenture and security agreement dated as of November 20, 2020 (the “Original Closing Date”) by and among Owl Rock CLO V, Ltd., as issuer (the “Original Issuer”), the Issuer, as co-issuer and State Street Bank and Trust Company, as supplemented by the supplemental indenture dated as of the Refinancing Date (the “Indenture”), by and among the Issuer and State Street Bank and Trust Company: (i) $354,375,000 of AAA(sf) Class A-1R Notes, which bear interest at the Benchmark plus 1.78%, (ii) $30,375,000 of AAA(sf) Class A-2R Notes, which bear interest at the Benchmark plus 1.95%, (iii) $49,000,000 of AA(sf) Class B-1 Notes, which bear interest at the Benchmark plus 2.20%, (iv) $5,000,000 of AA(sf) Class B-2 Notes, which bear interest at 4.25%, (v) $31,500,000 of A(sf) Class C-1 Notes, which bear interest at the Benchmark plus 3.15% and (vi) $39,375,000 of A(sf) Class C-2 Notes, which bear interest at 5.10% (together, the “Secured Notes”). The Secured Notes are secured by the middle market loans, participation interests in middle market loans and other assets of the Issuer. The Secured Notes are scheduled to mature on April 20, 2034. The Secured Notes were privately placed by Natixis Securities Americas LLC. The proceeds from the CLO Refinancing were used to redeem in full the classes of notes issued on the Original Closing Date and to pay expenses incurred in connection with the CLO Refinancing. On the Refinancing Date, the Original Issuer was merged with and into the Issuer, with the Issuer surviving the merger. The Issuer assumed by all operation of law all of the rights and obligations of the Original Issuer, including the subordinated securities issued by the Original Issuer on the Original Closing Date.

Concurrently with the issuance of the Secured Notes, the Issuer issued approximately $10,170,000 of additional subordinated securities, for a total of $159,620,000 of subordinated securities in the form of 159,620 preferred shares at an issue price of U.S.$1,000 per share (the “Preferred Shares”) held by the Company. The Preferred Shares are not secured by the collateral securing the Secured Notes, or any other collateral. The Company acts as retention holder in connection with the CLO Refinancing for the purposes of satisfying certain U.S., European Union and United Kingdom regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

On the Original Closing Date, the Original Issuer entered into a loan sale agreement with Company, which provided for the sale and contribution of approximately $201.75 million par amount of middle market loans from the Company to the Original Issuer on the Refinancing Date and for future sales from the Company to the Original Issuer on an ongoing basis. As part of the CLO Refinancing, the Issuer, as the successor to the Original Issuer, and the Company entered into an amended and restated loan sale agreement with the Company dated as of the Refinancing Date, pursuant to which the Issuer assumed all ongoing obligations of the Original Issuer under the original agreement and the Company sold and contributed approximately $275.67 million par amount middle market loans to the Issuer on the Refinancing Date and provides for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the portfolio of assets securing the Secured Notes. A portion of the of the portfolio assets securing the Secured Notes consists of middle market loans purchased by the Original Issuer from ORCC Financing II LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Original Closing Date between the Issuer and ORCC Financing II LLC and which the Issuer and ORCC Financing II LLC amended and restated on the Refinancing Date in connection with the refinancing. The Company and ORCC Financing II LLC each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.

Through April 20, 2026, a portion of the proceeds received by the Issuer from the loans securing the Secured Notes may be used by the Issuer to purchase additional middle market loans under the direction of Owl Rock Capital Advisors LLC (“ORCA”), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Secured Notes are the secured obligation of the Issuer, and the Indenture includes customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

ORCA serves as collateral manager for the Issuer under an amended and restated collateral management agreement dated as of the Refinancing Date. ORCA is entitled to receive fees for providing these services. ORCA has waived its right to receive such fees but may rescind such waiver at any time.

The foregoing description is only a summary of certain of the provisions of the Indenture and is qualified in its entirety by the Indenture which is filed as an exhibit hereto.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	First Supplemental Indenture, dated as of April 20, 2022, between Owl Rock CLO V, LLC, as Issuer and State Street Bank and Trust Company, as Trustee, to the Indenture and Security Agreement, dated as of November 20, 2020, among Owl Rock CLO V, Ltd., the Issuer, and the Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation

Date: April 26, 2022	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Chief Operating Officer